Exhibit 10.36

Certain identified information has been excluded from the exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Investment Agency Agreement

Dated 29-06-2015

Brooge Petroleum and Gas Investment Company FZC

(the Company)

National Bank of Abu Dhabi PJSC — Islamic Banking Division

(as Investment Agent)

National Bank of Abu Dhabi PJSC — Islamic Banking Division

(as Arranger,)

National Bank of Abu Dhabi PJSC — Islamic Banking Division

(as Security Agent)

National Bank of Abu Dhabi PJSC — Islamic Banking Division

(as Participant)

Al Brooge Capital Providing for Oil and Gas LLC

and

Emirates Investment Company LLC FZC

(together with the Company the Obligors)

Dentons & Co Suite 1204 Al Ghaith Tower Hamdan Street PO Box 47656 Abu Dhabi United Arab Emirates

24 June 2015

Investment Agency Agreement

Dated

Between

(1)	Brooge Petroleum and Gas Investment Company FZC incorporated under the laws of Fujairah Free Zone, Fujairah, United Arab Emirates of P. O. Box 50170, Fujairah, United Arab Emirates (the Company);

(2)	National Bank of Abu Dhabi PJSC — Islamic Banking Division, of P. O. Box 40057, Abu Dhabi, United Arab Emirates acting in its capacity as Investment Agent for an on behalf of the Participant (the Investment Agent);

(3)	National Bank of Abu Dhabi PJSC — Islamic Banking Division, of P. O. Box 40057, Abu Dhabi, United Arab Emirates acting in its capacity as mandated lead arranger for an on behalf of the Participant (the Arranger);

(4)	National Bank of Abu Dhabi PJSC — Islamic Banking Division, of P. O. Box 40057, Abu Dhabi, United Arab Emirates acting in its capacity as security agent for the Finance Parties for an on behalf of the Participants (the Security Agent);

(5)	The Participants listed in Schedule 1 (the Original Participants); and

(6)	Al Brooge Capital Providing for Oil and Gas LLC and Emirates Investment Company LLC FZC (together with the Company the Obligors).

Recitals

A.	The Participants have agreed to appoint the Investment Agent and the Security Agent on the terms of this Agreement.

B.	The Finance Parties have agreed to make facilities available on the terms of the Principal Agreement.

C.	The Investment Agent has provided the Security Agent with a copy of the Transaction Documents.

It is agreed:

1	Definitions and interpretation

1.1	Definitions

Words and expressions defined (directly or indirectly) in the Principal Agreement shall have the same meanings in this Agreement unless they are expressly defined in it and, in addition, in this Agreement:

Assignment Agreement means an agreement substantially in the form set out in Schedule 3 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

Base Currency means Dirhams.

Charged Property means all assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

Commitment means:

(a)	in relation to an Original Participant, the amount set opposite its name under the heading “Commitment” in Schedule 1 (The Participants) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Participant, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under the Transaction Documents.

Confidential Information means all information relating to an Obligor, the Transaction Documents or the Facility in respect of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Transaction Documents or the Facility from either:

(a)	the Company or any of its advisers, or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Company or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 18 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by the Company or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (i) or (ii) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Confidentiality Undertaking means a confidentiality undertaking in a form and substance satisfactory to the Investment Agent.

Delegate means any delegate, agent, attorney, co-trustee, custodian or nominee appointed by the Security Agent, and includes any sub-delegate.

Fee Letter means any letter or letters dated on or about the date of this Agreement between the Company and all or any of the Arranger, the Investment Agent and the Security Agent setting out any of the fees referred to in Clause 9 (Fees).

Finance Party means the Arranger, the Investment Agent, the Security Agent or a Participant.

Investment means the aggregate of all Participant Contributions that have been paid and remain outstanding from time to time.

Majority Participants means a Participant or Participants whose Commitments aggregate more than 66 2/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent of the Total Commitments immediately before the reduction).

New Participant has the meaning given to it in Clause 16.1 (Assignments and transfers by the Participants).

Participant means:

(a)	any Original Participant; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 16 (Changes to the Participants),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

Participant Contribution means in relation to a Participant a payment to be made or made to the Investment Agent under this Agreement for application by the Investment Agent on behalf of the Participants as required under the Principal Agreement and the other Transaction Documents.

Participant Contribution Date means the date when a Participant Contribution is or is to be made.

Participant Contribution Request means a document substantially in the form set out in Schedule 4 (Form of Participation Contribution Request).

Participation means, in relation to a Participant, the aggregate amount of its Participant Contributions, as the same may be increased or decreased by assignments or transfers in accordance with the provisions of Clause 16.1 (Assignments and transfers by the Participants).

Party means a party to this Agreement.

Percentage means in relation to a Participant, the aggregate Participations made by that Participant as a percentage of the aggregate Participations made by all the Participants.

Principal Agreement means the Common Terms Agreement dated on or about the date of this Agreement between the Company and the Investment Agent.

Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

Remittance means any payment made or owing by an Obligor under any Transaction Document in relation to the Investment which is remitted to or received by the Investment Agent (in its capacity as such) for onward payment to the Participants pursuant to this Agreement.

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Separate Trustee means any separate trustee appointed by the Security Agent under Clause 7.24 (Additional Security Agents).

Total Commitments means the aggregate of the Commitments, being 310,718,000 at the date of this Agreement.

Transaction Request means:

(a)	the Offer Letter; or

(b)	an Instisna’ Instalment Notice.

Transfer Certificate means a certificate substantially in the form set out in Schedule 2 (Form of Transfer Certificate) or any other form agreed between the Investment Agent and the Company.

Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Investment Agent executes the relevant Assignment Agreement or Transfer Certificate.

1.2	Construction

The principles of construction used in the Principal Agreement shall apply to this Agreement as they apply to the Principal Agreement.

1.3	Third party rights

1.3.1	Unless expressly provided to the contrary in this Agreement a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

1.3.2	Notwithstanding any term of any Transaction Document, the Parties may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Agreement without the consent of any person who is not a Party.

2	Finance Parties’ rights and obligations

2.1	Several obligations

The obligations of each Finance Party under the Transaction Documents are several. Failure by a Finance Party to perform its obligations under the Transaction Documents does not affect the obligations of any other Party under the Transaction Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Transaction Documents.

2.2	Separate and independent rights

The rights of each Finance Party under or in connection with the Transaction Documents are separate and independent rights and any debt arising under the Transaction Documents to a Finance Party from an Obligor shall be a separate and independent debt.

2.3	Separate enforcement

A Finance Party may, except as otherwise stated in the Transaction Documents, separately enforce its rights under the Transaction Documents.

3	Payment mechanics

3.1	Receipt of Transaction Request

The Investment Agent shall notify the Participants of its receipt of each duly completed Transaction Request.

3.2	Issue of Participant Contribution Request

If a Transaction Request complies with the provisions of the Transaction Documents the Investment Agent shall use all reasonable endeavours to issue a Participant Contribution Request no less than three Business Days before the proposed Participant Contribution Date.

3.3	Calculation of Participant Contributions

Each Participant’s Participant Contribution to the Istisna’ Instalment requested in a compliant Transaction Request will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to the proposed Participant Contribution Date.

3.4	Participant Contribution payment

No less than two Business Days after the date of issue of the relevant Participant Contribution Request, and in any event no less than one Business Days before the relevant Participant Contribution Date, each Participant shall pay its Participant Contribution to the Investment Agent in accordance with the relevant Participant Contribution Request and Clause 3.6 (Payments to the Investment Agent).

3.5	Entitlement arising from payment of Participant Contributions

3.5.1	Subject to Clauses 3.5.2 and 3.5.3, following payment of its Participant Contribution in accordance with this Clause, a Participant shall be entitled to its Percentage of Remittances or other payments relating to the Investment that the Investment Agent receives or recovers in relation to that Participant Contribution.

3.5.2	To the extent that a Remittance or other payment is made:

(a)	in respect of a loss, cost or reduction suffered or incurred by;

(b)	in respect of a service performed or supplied by; or

(c)	in accordance with the Transaction Documents for the sole benefit of,

a particular Participant or any of its Affiliates (including a payment or recovery of or on account of Increased Costs, fees or incentives), all of that payment shall be paid to the Participant concerned.

3.5.3	Where a payment due to a Finance Party has been calculated in accordance with clausel3 (Market Disruption) of the Principal Agreement, the Participants shall share any Remittance or other payment made in respect of that payment pro rata to their respective shares of that payment as determined under those clauses.

3.6	Payments to the Investment Agent

3.6.1	On each date on which an Obligor or a Participant is required to make a payment under a Transaction Document, that Obligor or Participant shall make the same available to the Investment Agent (unless a contrary indication appears in a Transaction Document) for value on the due date at the time and in such funds specified by the Investment Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

3.6.2	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in London or in a principal financial centre in a Participating Member State, as specified by the Investment Agent) and with such bank as the Investment Agent, in each case, specifies.

3.6.3	In respect of its Participant Contribution, each Participant shall confirm (before 11.00 a.m. Abu Dhabi time) two Business Days prior to the Participant Contribution Date) its payment instructions by authenticated SWIFT message to the Investment Agent to such SWIFT number as the Investment Agent shall have notified to the Participants for this purpose.

3.7	Distributions by the Investment Agent

Each payment received by the Investment Agent under the Transaction Documents for another Party (including Remittances for the Participants) shall, subject to Clause 3.9 (Distributions to an Obligor) and Clause 3.10 (Clawback if no actual receipt by the Investment Agent), be made available by the Investment Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Participant, for the account of its Facility Office), to such account as that Party may notify to the Investment Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency.

3.8	Distributions to the Participants

3.8.1	The Investment Agent’s obligation to make payments to the Participants under this Agreement is conditional upon it receiving or recovering the applicable Remittance in accordance with the provisions of the Transaction Documents.

3.8.2	Each of the Participants agrees for the benefit of the Investment Agent that its entitlement to each payment made by the Investment Agent in respect of Remittances which it receives ranks pari passu with the entitlements of each other Participant and that the amount to be paid to each Participant shall be that Participant’s Percentage of each such payment.

3.9	Distributions to an Obligor

The Investment Agent may (with the consent of the relevant Obligor or in accordance with Clause 4 (Set-off by Finance Parties)) apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Transaction Documents or in or towards purchase of any amount of any currency to be so applied.

3.10	Clawback if no actual receipt by the Investment Agent

3.10.1	Where a sum is to be paid to the Investment Agent under the Transaction Documents for another Party, the Investment Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received and is irrevocably entitled to retain that sum.

3.10.2	If the Investment Agent pays an amount to another Party and it proves to be the case that the Investment Agent had not actually received or was not irrevocably entitled to retain that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Investment Agent shall on demand refund the same to the Investment Agent. That amount shall be treated as an Unpaid Sum (where the paid Party is the Company) or Participant Unpaid Sum (where the paid Party is a Participant) from the date of payment by the Investment Agent to the date of receipt of the refund by the Investment Agent, and shall be payable to the Investment Agent together with a Late Payment Amount (where the paid Party is the Company) on that amount.

3.11	Partial payments

3.11.1	If the Investment Agent or the Security Agent receives or recovers a Remittance that is insufficient to discharge all the amounts then due and payable by any Obligor under the Transaction Documents, the Investment Agent (or, as the case may be, the Security Agent) shall apply that payment towards the obligations of that Obligor under the Transaction Documents in the following order:

(a)	if received on or after the first Ististna’ Payment Date but before the Commencement Date:

(i)	first, in or towards payment pro rata of any outstanding fees, actual costs and expenses due to the Arranger, the Investment Agent and the Security Agent under the Transaction Documents;

(ii)	secondly, in or towards payment pro rata of any accrued Advance Variable Rental Payments due but unpaid under the Transaction Documents;

(iii)	thirdly, in or towards payment pro rata of any accrued Advance Fixed Rental Payments due but unpaid under the Transaction Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Transaction Documents; or

(b)	if received on or after the Commencement Date:

(i)	first, in or towards payment pro rata of any outstanding fees, actual costs and expenses due to the Arranger, the Investment Agent and the Security Agent under the Transaction Documents;

(ii)	secondly, in or towards payment pro rata of any accrued Variable Rental Payments due but unpaid under the Transaction Documents;

(iii)	thirdly, in or towards payment pro rata of any accrued Fixed Rental Payments due but unpaid under the Transaction Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Transaction Documents.

3.11.2	The Investment Agent shall, if so directed by the Majority Participants, vary the order set out in Clauses 3.11.1(a) or 3.11.1(b).

3.11.3	Clauses 3.11.1 and 3.11.2 shall override any appropriation made by any Obligor.

3.12	No set-off by the Obligors

All payments to be made by any Obligor under this Agreement and the other Transaction Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

3.13	Business Days

Any payment under the Transaction Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

3.14	Currency of account

3.14.1	Subject to Clauses 3.14.2 and 3.14.3, the Base Currency is the currency of account and payment for any sum due from the Company or an Obligor under any Transaction Document.

3.14.2	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

3.14.3	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

3.15	Change of currency

3.15.1	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)	any reference in the Transaction Documents to, and any obligations arising under the Transaction Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Investment Agent (after consultation with the Company); and

(b)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Investment Agent (acting reasonably).

3.15.2	If a change in any currency of a country occurs, this Agreement will, to the extent the Investment Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the relevant market and otherwise to reflect the change in currency.

3.16	Disruption to payment systems etc.

If either the Investment Agent determines (in its discretion) that a Disruption Event has occurred or the Investment Agent is notified by the Company that a Disruption Event has occurred:

(a)	the Investment Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the facilities to be made available under the Principal Agreement as the Investment Agent may deem necessary in the circumstances;

(b)	the Investment Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Investment Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Investment Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Transaction Documents notwithstanding the provisions of Clause 13 (Amendments and waivers);

(e)	the Investment Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Investment Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 3.16; and

(f)	the Investment Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

4	Set-off by Finance Parties

A Finance Party may set off any matured obligation due from an Obligor under the Transaction Documents (to the extent beneficially owned by that Finance Party or by any Finance Party for whom that Finance Party acts as agent) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

5	Sharing among the Finance Parties

5.1	Payments to Finance Parties

If a Finance Party (a Recovering Finance Party) receives or recovers any amount from the Company or any other person other than in accordance with Clause 3 (Payment mechanics) and applies that amount to a payment due under the Transaction Documents (a Recovered Amount) then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Investment Agent;

(b)	the Investment Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Investment Agent and distributed in accordance with Clause 3 (Payment mechanics), without taking account of any Tax which would be imposed on the Investment Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Investment Agent, pay to the Investment Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Investment Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 3.11 (Partial payments).

5.2	Redistribution of payments

The Investment Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with Clause 3.11 (Partial payments) towards the obligations that Obligor to the Sharing Finance Parties.

5.3	Recovering Finance Party’s rights

On a distribution by the Investment Agent under Clause 5.2 (Redistribution of payments) of a payment received or recovered by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment shall be treated as not having been paid by that Obligor.

5.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon the request of the Investment Agent, pay to the Investment Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any return on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount shall be treated as not having been paid by that Obligor.

5.5	Exceptions

5.5.1	This Clause 5 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

5.5.2	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified the other Finance Party of the legal or arbitration proceedings; and

(b)	the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

6	Role of the Investment Agent and the Arranger

6.1	Appointment of the Investment Agent

6.1.1	Each Participant irrevocably:

(a)	appoints the Investment Agent to act as its agent in connection with the Transaction Documents and the Investment Agent hereby accepts such appointment; and

(b)	authorises and instructs the Investment Agent to enter into each Transaction Document to which the Investment Agent is expressed to be a party as its agent on its behalf and to take such action on its behalf and to exercise such rights, remedies, powers and discretions as are delegated to the Investment Agent by this Agreement, together with such rights, remedies, powers and discretions as are reasonably incidental thereto.

6.1.2	Extent of duties

The Investment Agent shall not have any duties, obligations or liabilities (whether fiduciary or otherwise) to the Participants beyond those expressly stated in this Agreement.

6.1.3	Binding

Any action taken by the Investment Agent under or in relation to the Transactions Documents with requisite authority, or on the basis of appropriate instructions, received from the Participants (or as otherwise duly authorised) shall be binding on the Participants as principals.

6.2	Instructions

6.2.1	The Investment Agent shall:

(a)	unless a contrary indication appears in a Transaction Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Investment Agent in accordance with any instructions given to it by:

(i)	all Participants if the relevant Transaction Document stipulates the matter is an all Participant decision; and

(ii)	in all other cases, the Majority Participants; and

(b)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with Clause 6.2.1(a) above.

6.2.2	The Investment Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Participants (or, if the relevant Transaction Document stipulates the matter is a decision for any other Participant or group of Participants, from that Participant or group of Participants) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Investment Agent may refrain from acting unless and until it receives those instructions or that clarification.

6.2.3	Save in the case of decisions stipulated to be a matter for any other Participant or group of Participants under the relevant Transaction Document and unless a contrary indication appears in a Transaction Document, any instructions given to the Investment Agent by the Majority Participants shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

6.2.4	The Investment Agent may refrain from acting in accordance with any instructions of any Participant or group of Participants until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Transaction Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

6.2.5	In the absence of instructions, the Investment Agent may act (or refrain from acting) as it considers to be in the best interest of the Participants.

6.2.6	The Investment Agent is not authorised to act on behalf of a Participant (without first obtaining that Participant’s consent) in any legal or arbitration proceedings relating to any Transaction Document. This Clause 6.2.6 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

6.3	Duties of the Investment Agent

6.3.1	The Investment Agent’s duties under the Transaction Documents are solely mechanical and administrative in nature.

6.3.2	Subject to Clause 6.3.3, the Investment Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Investment Agent for that Party by any other Party.

6.3.3	Without prejudice to Clause 16.7 (Copy of Transfer Certificate or Assignment Agreement to Company), Clause 6.3.2 shall not apply to any Transfer Certificate.

6.3.4	Except where a Transaction Document specifically provides otherwise, the Investment Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

6.3.5	If the Investment Agent receives notice from a Party referring to this Agreement or the Principal Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

6.3.6	If the Investment Agent is aware of the non-payment of any amount payable to a Finance Party (other than the Investment Agent, the Arranger or the Security Agent) under any Transaction Document it shall promptly notify the other Finance Parties.

6.3.7	The Investment Agent shall have only those duties, obligations and responsibilities expressly specified in the Transaction Documents to which it is expressed to be a party (and no others shall be implied).

6.4	Role of the Arranger

Except as specifically provided in the Transaction Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Transaction Document.

6.5	No fiduciary duties

6.5.1	Nothing in any Transaction Document constitutes the Investment Agent or the Arranger as a trustee or fiduciary of any other person.

6.5.2	Neither the Investment Agent nor the Arranger shall be bound to account to any Participant for any sum or the profit element of any sum received by it for its own account.

6.6	Agent’s rights to act and to deal

The Investment Agent and the Arranger and any associated company of either of them may:

(a)	act in an agency, trustee, fiduciary or other capacity on behalf of any other banks or financial institutions providing facilities to any Group Company, or any associated company of a Group Company, as freely in all respects as if it had not been appointed to act as agent and/or trustee for the Arranger or the Participants under this Agreement and without regard to the effect on the Participants of acting in such capacity; and

(b)	subscribe for, hold, be beneficially entitled to or dispose of shares or securities, or options or other rights to and interests in shares or securities in any Group Company or any associated company of a Group Company (in each case, without liability to account).

6.7	Business with the Group

The Investment Agent and the Arranger and any associated company of either of them may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Group Company without any obligation to disclose to the Participants, or to account to them in respect of, any such arrangement or activity.

6.8	Rights and discretions

6.8.1	The Investment Agent may rely on:

(a)	any representation, warranty, communication notice or document believed by it to be genuine, correct and appropriately authorised;

(b)	assume that:

(i)	any instructions received by it from the Majority Participants, any Participants or any group of Participants are duly given in accordance with the terms of the Transaction Documents; and

(ii)	unless it has received notice of revocation, that those instructions have not been revoked; and

(c)	rely on a certificate from any person:

(i)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(ii)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (i) above, may assume the truth and accuracy of that certificate.

6.8.2	The Investment Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Participants) that:

(a)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 11.1 (Non-payment) of the Principal Agreement);

(b)	no Transaction Document has been changed or amended;

(c)	no Transaction Security has become enforceable;

(d)	any right, power, authority or discretion vested in any Party or any group of Participants has not been exercised; and

(e)	any notice or request delivered or made by the Company (other than a Transaction Request) is made on behalf of and with the consent and knowledge of all the Obligors.

6.8.3	The Investment Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

6.8.4	Without prejudice to the generality of Clause 6.8.3 above or Clause 6.8.5 below, the Investment Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Investment Agent (and so separate from any lawyers instructed by the Participants) if the Investment Agent in its reasonable opinion deems this to be desirable.

6.8.5	The Investment Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Investment Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

6.8.6	The Investment Agent may act in relation to the Transaction Documents through its officers, employees and agents and the Investment Agent shall not:

(a)	be liable for any error of judgment made by any such person; or

(b)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Investment Agent’s gross negligence or wilful misconduct.

6.8.7	Unless a Transaction Document expressly provides otherwise the Investment Agent may disclose to any other Party and to any person engaged by it or through whom it acts in accordance with this Clause 6 any information it reasonably believes it has received as agent under this Agreement.

6.8.8	Notwithstanding any other provision of any Transaction Document to the contrary, neither the Investment Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

6.8.9	The Investment Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Investment Agent by any Participant or the identity of any such Participant for the purpose of clause 13 (Market Disruption) of the Principal Agreement.

6.8.10	Notwithstanding any provision of any Transaction Document to the contrary neither the Investment Agent nor the Arranger is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

6.9	Responsibility for documentation and customer identification

Neither the Investment Agent nor the Arranger, nor any of their respective officers, employees or agents from time to time is responsible or liable for:

(a)	the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Investment Agent, the Arranger, an Obligor or any other person given in or in connection with any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security; or

(c)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

6.10	No duty to monitor

The Investment Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

6.11	Exclusion of liability

6.11.1	Without limiting Clause 6.11.3 and subject to Clause 6.11.2 (and without prejudice to any other provision of any Transaction Document excluding or limiting the liability of the Investment Agent), the Investment Agent shall not be liable (including for negligence or any other category of liability) for:

(a)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Transaction Security;

(b)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Transaction Security; or

(c)	without prejudice to the generality of Clauses 6.11.1(a) and 6.11.1(b), any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(i)	any act, event or circumstance not reasonably within its control; or

(ii)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

6.11.2	The Investment Agent shall not be excluded from liability under Clause 6.11.1 for any damages, costs, losses, diminution in value or liability (as applicable) arising directly as a result of the Investment Agent’s gross negligence or wilful default.

6.11.3	No Party (other than the Investment Agent) may take any proceedings against any officer, employee or agent of the Investment Agent, in respect of any claim it might have against the Investment Agent, or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Transaction Document and any officer, employee or agent of the Investment Agent may rely on this Clause subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

6.11.4	The Investment Agent shall not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Transaction Documents to be paid by the Investment Agent if the Investment Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Investment Agent for that purpose.

6.11.5	Nothing in this Agreement shall oblige the Investment Agent or the Arranger to carry out:

(a)	any “know your customer” or other checks in relation to any person; or

(b)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Participant,

on behalf of any Participant and each Participant confirms to the Investment Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Investment Agent or the Arranger.

6.11.6	Without prejudice to any provision of any Transaction Document excluding or limiting the Investment Agent’s liability, any liability of the Investment Agent arising under or in connection with any Transaction Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Investment Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Investment Agent at any time which increase the amount of that loss. In no event shall the Investment Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Investment Agent has been advised of the possibility of such loss or damages.

6.11.7	Notwithstanding the provisions of Clause 3 (Payment mechanics), the Investment Agent shall not be liable to the Company or any Participant for the failure, or the consequences of any failure, of any cross-border payment system to effect same-day settlement to an account of the Company or any Participant.

6.12	Participants’ indemnity to the Investment Agent

6.12.1	Each Participant shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately before their reduction to zero) indemnify the Investment Agent and its officers and employees, within three Business Days of demand, against any actual cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by the Investment Agent or any of its officers and employees (otherwise than by reason of the Investment Agent’s gross negligence or wilful misconduct) in acting as Investment Agent under the Transaction Documents (unless the Investment Agent or an officer or employee has been reimbursed by an Obligor pursuant to a Transaction Document).

6.12.2	Subject to Clause 6.12.3 below, the Company shall immediately on demand reimburse any Participant for any payment that Participant makes to the Investment Agent pursuant to Clause 6.12.1 above.

6.12.3	Clause 6.12.2 above shall not apply to the extent that the indemnity payment in respect of which the Participant claims reimbursement relates to a liability of the Investment Agent to an Obligor.

6.13	Resignation of the Investment Agent

6.13.1	The Investment Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the Participants and the Company.

6.13.2	Alternatively the Investment Agent may resign by giving 30 days’ notice to the Participants and the Company, in which case the Majority Participants (after consultation with the Company) may appoint a successor Investment Agent.

6.13.3	If the Majority Participants have not appointed a successor Investment Agent in accordance with Clause 6.13.2 within 20 days after notice of resignation was given, the retiring Investment Agent (after consultation with the Company) may appoint a successor Investment Agent.

6.13.4	The retiring Investment Agent shall make available to the successor Investment Agent such documents and records and provide such assistance as the successor Investment Agent may reasonably request for the purposes of performing its functions as Agent under the Transaction Documents. The Company shall, within three Business Days of demand, reimburse the retiring Investment Agent for the amount of all actual costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

6.13.5	The Investment Agent’s resignation notice shall only take effect upon the appointment of a successor.

6.13.6	Upon the appointment of a successor, the retiring Investment Agent shall be discharged from any further obligation in respect of the Transaction Documents (other than its obligations under Clause 6.13.4 above) but shall remain entitled to Clause 12.3 (Indemnity to the Investment Agent) and this Clause 6 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

6.14	Replacement of the Investment Agent

6.14.1	After consultation with the Company, the Majority Participants may, by giving 30 days’ notice to the Investment Agent, replace the Investment Agent by appointing a successor Investment Agent.

6.14.2	The retiring Investment Agent shall (at the expense of the Participants) make available to the successor Investment Agent such documents and records and provide such assistance as the successor Investment Agent may reasonably request for the purposes of performing its functions as Investment Agent under the Transaction Documents.

6.14.3	The appointment of the successor Investment Agent shall take effect on the date specified in the notice from the Majority Participants to the retiring Investment Agent. As from this date, the retiring Investment Agent shall be discharged from any further obligation in respect of the Transaction Documents (other than its obligations under Clause 6.14.2 above) but shall remain entitled to the benefit of Clause 12.3 (Indemnity to the Investment Agent) and this Clause 6 (and any agency fees for the account of the retiring Investment Agent shall cease to accrue from (and shall be payable on) that date).

6.14.4	Any successor Investment Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

6.15	Confidentiality and disclosure

6.15.1	In acting as agent for the Finance Parties under this Agreement, the Investment Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

6.15.2	If information is received by another division or department of the Investment Agent, it may be treated as confidential to that division or department and the Investment Agent shall not be deemed to have notice of it.

6.15.3	Notwithstanding any other provision of any Transaction Document to the contrary, neither the Investment Agent nor the Arranger is obliged to disclose to any other person:

(a)	any confidential information; or

(b)	any other information,

if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

6.15.4	Each Obligor consents to the disclosure, by each of the Secured Parties to any other Secured Party, of any information in a Secured Party’s possession regarding that Obligor.

6.16	Relationship with the Participants

6.16.1	The Investment Agent may treat the person shown in its records as Participant at the opening of business (in the place of the Investment Agent’s principal office as notified to the Finance Parties from time to time) as the Participant acting through its Facility Office:

(a)	entitled to or liable for any payment due under any Transaction Document on that day; and

(b)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Transaction Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Participant to the contrary in accordance with the terms of this Agreement.

6.16.2	Any Participant may by notice to the Investment Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Participant under the Transaction Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 20.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Participant for the purposes of Clause 20.2 (Addresses) and Clause 20.5 (Electronic communication) and the Investment Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Participant.

6.17	Credit appraisal by the Participants

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Participant confirms to the Investment Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Transaction Document including:

(a)	the financial condition, status and nature of each Group Company and any surety for, or provider of Security in respect of, any Obligor’s obligations under any Transaction Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security;

(c)	whether that Participant has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Transaction Document, the Transaction Security, the transactions contemplated by the Transaction Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security;

(d)	the adequacy, accuracy and/or completeness of and any other information provided by the Investment Agent, any Party or by any other person under or in connection with any Transaction Document, the transactions contemplated by any Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property; and

(f)	the Shari’ah-compliance of the Transaction Documents.

6.18	Deduction from amounts payable by the Investment Agent

If any Party owes an amount to the Investment Agent under the Transaction Documents the Investment Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Investment Agent would otherwise be obliged to make under the Transaction Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Transaction Documents that Party shall be regarded as having received any amount so deducted.

6.19	Reliance and engagement letters

Each Finance Party and each Secured Party which is a Party confirms that each of the Arranger and the Investment Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or Agent) the terms of any reliance letter or engagement letters relating to any reports or fetters provided by accountants in connection with the Transaction Documents or the transactions contemplated in the Transaction Documents and to bind it in respect of the reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

7	The Security Agent

7.1	Security Agent as trustee and custodian

7.1.1	The Security Agent declares that it holds the Transaction Security, the proceeds of the Transaction Security and all rights, powers, discretions and remedies vested in the Security Agent by the Transaction Documents or by law on trust and as custodian for the Finance Parties on the terms contained in this Agreement.

7.1.2	Each Party agrees that, in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be constituted by this Agreement, the relationship of the Finance Parties to the Security Agent, or, in the case of any trust other than that constituted under Clause 7.1.1, the relationship between any other relevant Parties, shall, in the case of each of the trusts constituted by this Agreement, be construed simply as one of principal and agent. However, to the fullest extent permissible under the laws of each and every such jurisdiction, this Agreement shall have full force and effect as between the Parties.

7.1.3	Each of the Investment Agent, the Arranger and each Participant authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Transaction Documents together with any other incidental rights, powers, authorities and discretions.

7.2	Authority to Security Agent

7.2.1	Each Finance Party confirms its approval of the Transaction Security and the Transaction Security Documents, and each Finance Party (other than the Security Agent) authorises and instructs the Security Agent to:

(a)	execute and deliver the Transaction Security Documents;

(b)	perform the duties and exercise the rights, powers, discretions and remedies given to the Security Agent under or in connection with the Transaction Documents, and to exercise any other incidental rights, powers and discretions; and

(c)	give or make any Authorisations and confirmations to be given by the Security Agent on behalf of the Finance Parties under the Transaction Security Documents.

7.3	Parallel debt (Covenant to pay the Security Agent)

7.3.1	Notwithstanding any other provision of this Agreement, the Company hereby irrevocably and unconditionally undertakes to pay to the Security Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by the Company to each of the Secured Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting the Company, to preserve its entitlement to be paid that amount.

7.3.2	The Security Agent shall have its own independent right to demand payment of the amounts payable by the Company under this Clause 7.3 irrespective of any discharge of the Company’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting the Company, to preserve their entitlement to be paid those amounts.

7.3.3	Any amount due and payable by the Company to the Security Agent under this Clause 7.3 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents and any amount due and payable by the Company to the other Secured Parties under those provisions shall be decreased to the extent that the Security Agent has received (and is able to retain) payment in full of the corresponding amount under this Clause 7.3.

7.4	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Transaction Security Documents except through the Security Agent.

7.5	Instructions

7.5.1	The Security Agent shall:

(a)	subject to Clauses 7.5.4 and 7.5.5 exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Majority Participants (or the Investment Agent on their behalf);

(b)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with Clause 7.5.1(a) (or if this Agreement stipulates the matter is a decision for any other Participant or group of Participants in accordance with instructions given to it by that Participant or group of Participants).

7.5.2	The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Participants (or the Investment Agent on their behalf) (or, if this Agreement stipulates the matter is a decision for any other Participant or group of Participants, from that Participant or group of Participants) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

7.5.3	Save in the case of decisions stipulated to be a matter for any other Participant or group of Participants under the Transaction Documents and unless a contrary intention appears in a Transaction Document, any instructions given to the Security Agent by the Majority Participants shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties.

7.5.4	Clause 7.5.1 shall not apply:

(a)	where a contrary indication appears in a Transaction Document;

(b)	where a Transaction Document requires the Security Agent to act in a specified manner or to take a specified action; or

(c)	in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Finance Parties including, without limitation, Clauses 7.8 (No duty to account) to Clause 7.13 (Exclusion of liability), Clause 7.16 (Confidentiality and disclosure) to Clause 7.22 (Custodians and nominees) and Clause 7.25 (Acceptance of title) to Clause 7.29 (Disapplication of Trustee Acts).

7.5.5	The Security Agent may refrain from acting in accordance with any instructions of any Participant or group of Participants until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Transaction Documents and which may include payment in advance) for any cost, loss or liability (together with any associated VAT) which it may incur in complying with those instructions.

7.5.6	Without prejudice to the provisions of the remainder of this Clause 7.5, in the absence of instructions, the Security Agent may, but shall not be obliged to, act (or refrain from acting) as it considers in its discretion to be appropriate.

7.6	Duties of the Security Agent

7.6.1	The Security Agent’s duties under the Transaction Documents are solely mechanical and administrative in nature.

7.6.2	The Security Agent shall promptly:

(a)	forward to the Investment Agent a copy of any document received by the Security Agent from any Obligor under any Transaction Document; and

(b)	forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

7.6.3	Except where a Transaction Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

7.6.4	If the Security Agent receives notice from a Party referring to any Transaction Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Participants.

7.6.5	Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Transaction Documents to which it is expressed to be a party (and no others shall be implied).

7.7	No fiduciary duties to Obligors

Nothing in this agreement constitutes the Security Agent as an agent, trustee or fiduciary of any Obligor.

7.8	No duty to account

The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

7.9	Business with the Group

7.9.1	In this Clause 7.9 Authorised Activity means, in the case of the Security Agent and any associated company of the Security Agent:

(a)	acting in an agency, trustee, fiduciary or other capacity on behalf of any banks or financial institutions providing facilities to any Group Company or any associated company of a Group Company, other than those provided under the Transaction Documents;

(b)	subscribing for, holding, being beneficially entitled to or disposing of shares or securities, or options or other rights to and interests in shares or securities, in any Group Company or any associated company of a Group Company; and

(c)	accepting deposits from, lending money or providing finance (including Shari’ah compliant finance) to and generally engaging in any kind of banking or other business with any other Party.

7.9.2	The Security Agent and any associated company of the Security Agent may carry on any Authorised Activity:

(a)	as freely in all respects as if the Security Agent had not been appointed to act as trustee and custodian for the Finance Parties under this Agreement;

(b)	without regard to the effect on any of the Parties of carrying on that Authorised Activity; and

(c)	without liability to:

(i)	disclose that Authorised Activity to any other Party; or

(ii)	account to any other Party for sums or other benefits received in respect of that Authorised Activity.

7.10	Rights and discretions

7.10.1	The Security Agent may:

(a)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(b)	assume that:

(i)	any instructions received by it from the Majority Participants, the Participants or any group of Participants are duly given in accordance with the terms of the Transaction Documents;

(ii)	unless it has received actual notice of revocation, that those instructions have not been revoked; and

(iii)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Transaction Documents for so acting have been satisfied; and

(c)	rely on a certificate from any person:

(i)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(ii)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of Clause 7.10.1(c)(i), may assume the truth and accuracy of that certificate.

7.10.2	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Finance Parties) that

(a)	no Default has occurred;

(b)	any right, power, authority or discretion vested in any Party or any group of Participants has not been exercised; and

(c)	any notice made by an Obligor is made on behalf of and with the consent and knowledge of all the Obligors.

7.10.3	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

7.10.4	Without prejudice to the generality of Clause 7.10.3 or Clause 7.10.5, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Participants and/or the Investment Agent) if the Security Agent in its reasonable opinion deems this to be desirable.

7.10.5	The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Secured Party) and shall not be responsible or liable for any losses to any person, any diminution in value or any liability arising as a result of its so relying.

7.10.6	The Security Agent, any Receiver and any Delegate may act in relation to the Transaction Documents and the Transaction Security through its officers, employees and agents and shall not:

(a)	be liable for any error of judgment made by any such person; or

b)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

7.10.7	Unless this Agreement expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under this Agreement.

7.10.8	Notwithstanding any other provision of any Transaction Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

7.10.9	Notwithstanding any provision of any Transaction Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it,

7.11	Responsibility for documentation

None of the Security Agent, any Receiver nor any Delegate is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, an Obligor or any other person in or in connection with any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security; or

(c)	any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

7.12	No duty to monitor

The provisions of Clause 7.12 (No duty to monitor) shall apply to the Security Agent as they apply to the Investment Agent and so that references to the Investment Agent and its capacity as agent in that clause shall be construed as references to the Security Agent and its capacity as security agent respectively.

7.13	Exclusion of liability

Without limiting Clause 7.13.3 and subject to Clause 7.13.2 (and without prejudice to any their provision of any Transaction Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate), none of the Security Agent, any Receiver nor any Delegate will be liable (including for negligence or any other category of liability) for:

(a)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Transaction Security;

(b)	exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Transaction Security;

(c)	any shortfall which arises on the enforcement or realisation of the Transaction Security;

(d)	the loss of any Transaction Security Document, title deed or other document relating to the Transaction Security; or

(e)	without prejudice to the generality of Clauses 7.13.1(a) to 7.13.1(d), any damages, costs, losses, diminution in value or liability whatsoever arising as a result of:

(i)	any act, event or circumstance not reasonably within its control; or

(ii)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

7.13.2	The Security Agent shall not be excluded from liability under Clause 7.13.1 for any damages, costs, losses, diminution in value or liability (as applicable) arising directly as a result of the Security Agent’s gross negligence or wilful default.

7.13.3	No Party (other than the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Transaction Security and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

7.13.4	Nothing in this Agreement shall oblige the Security Agent to carry out:

(a)	any “know your customer” or other checks in relation to any person; or

(b)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any other Secured Party, on behalf of any other Secured Party and each other Secured Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

7.13.5	Without prejudice to any provision of any Transaction Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate, any liability of the Security Agent, any Receiver or Delegate arising under or in connection with any Transaction Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

7.14	Participants’ indemnity to the Security Agent

7.14.1	Each Participant shall (in the proportion that its Commitments bear to the Total Commitments for the time being (or, if the Total Commitments are zero, immediately prior to their being reduced to zero)):

(a)	indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent and custodian, Receiver or Delegate under, or exercising any authority conferred under, the Transaction Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Transaction Document); and

(b)	indemnify the Security Agent and any Delegate and their respective officers and employees, within three Business Days of demand, against any liabilities incurred by the Security Agent or an officer or employee as a result of the Security Agent or an officer or employee distributing any moneys or other assets referred to in Clause 7.31.3 or taking any action to enforce its rights under that Clause.

7.14.2	Subject to Clause 7.14.3, the Company shall immediately on demand reimburse any Participant for any payment that Participant makes to the Security Agent pursuant to Clause 7.14.1.

7.14.3	Clause 7.14.2 shall not apply to the extent that the indemnity payment in respect of which the Participant claims reimbursement relates to a liability of the Security Agent to an Obligor.

7.15	Resignation of the Security Agent

7.15.1	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Participants and the Company

7.15.2	Alternatively the Security Agent may resign by giving 30 days notice to the Participants and the Company, in which case the Majority Participants may appoint a successor Security Agent.

7.15.3	If the Majority Participants have not appointed a successor Security Agent in accordance with Clause 7.15.2 within 20 days after notice of resignation was given, the retiring Security Agent (after consultation with the Investment Agent) may appoint a successor Security Agent

7.15.4	The retiring Security Agent shall, make available to the successor Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Transaction Documents. The Company shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all actual costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

7.15.5	The Security Agent’s resignation notice shall only take effect upon:

(a)	the appointment of a successor; and

(b)	the transfer of all the Transaction Security to that successor.

7.15.6	Every appointment of a successor Security Agent shall be by deed.

7.15.7	Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Transaction Documents (other than its obligations under Clause 7.27(b) (Winding up of trust) and Clause 7.15.4) but shall remain entitled to the benefit of this Clause 7 and Clause 12.4 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

7.15.8	The Majority Participants may, by notice to the Security Agent, require it to resign in accordance with Clause 7.15.2. In this event, the Security Agent shall resign in accordance with Clause 7.15.4 [but the cost referred to in Clause 7.15.4 shall be for the account of the Company].

7.16	Confidentiality and disclosure

The provisions of Clause 6.15 (Confidentiality and disclosure) shall apply to the Security Agent and its trustee division as they apply to the Investment Agent and its agency division and so that references to the Finance Parties, the Investment Agent and its capacity as agent in that clause shall be construed as references to the Secured Parties, the Security Agent and its capacity as security agent respectively.

7.17	Information from the Participants

Each Participant shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

7.18	Credit appraisal by the Secured Parties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each Group Company and any surety for, or provider of Security in respect of, any Obligor’s obligations under any Transaction Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security;

(c)	whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Transaction Document, the Transaction Security, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security;

(d)	the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

7.19	Reliance and engagement letters

The Security Agent may obtain and rely on any certificate or report from any Obligors auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor’s liability and the extent to which that certificate or report may be relied on or disclosed).

7.20	No responsibility to perfect Transaction Security

7.20.1	The Security Agent shall not be responsible for:

(a)	requiring the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(b)	obtaining any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Transaction Document or the Transaction Security;

(c)	registering, filing or recording or otherwise protecting any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Transaction Document or of the Transaction Security;

(d)	taking, or requiring any Obligor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	requiring any further assurance in relation to any Transaction Security Document.

7.21	Insurance by Security Agent

7.21.1	The Security Agent shall not be obliged:

(a)	to insure any of the Charged Property;

(b)	to require any other person to maintain any insurance; or

(c)	to verify any obligation to arrange or maintain insurance contained in any Transaction Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

7.21.2	Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Participants request it to do so in writing and the Security Agent fails to do so within fourteen days after receipt of that request.

7.22	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

7.23	Delegation by the Security Agent

7.23.1	Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it as Security Agent, Receiver or Delegate.

7.23.2	That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that rlia.4.1 Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured
Parties.

7.23.3	The Security Agent, Receiver or Delegate shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct, omission or default on the part, any such delegate or sub-delegate.

7.24	Additional Security Agents

7.24.1	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(a)	if it considers that appointment to be in the interests of the Secured Parties; or

(b)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(c)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Company and the Participants of that appointment.

7.24.2	Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Transaction Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

7.24.3	The remuneration that the Security Agent may pay to that person, and any actual and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as actual costs and expenses incurred by the Security Agent.

7.25	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Charged Property and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

7.26	Releases

Upon a disposal of any of the Charged Property pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security, any release of the Transaction Security or other claim over that asset and to issue any certificates of may be required or desirable.

7.27	Winding up of trust

If the Security Agent, with the approval of the Investment Agent, determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Transaction Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Transaction Documents, then:

(i)	the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Transaction Security Documents; and

(ii)	any Security Agent which has resigned pursuant to Clause 7.15 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Transaction Security Document.

7.28	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Transaction Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

7.29	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

7.30	Enforcement of Transaction Security

7.30.1	The Security Agent may refrain from enforcing the Transaction Security unless instructed to do so in accordance with Clause 7.5 (Instructions).

7.30.2	The Security Agent shall enforce the Transaction Security in such manner (including, without limitation, the selection of any administrator of any Obligor to be appointed by the Security Agent) as it is instructed in accordance with Clause 7.5 (Instructions).

7.30.3	If the Security Agent enforces the Transaction Security over any asset of any Obligor, the Security Agent shall have the entire conduct of any sale of such asset.

7.30.4	Notwithstanding any other provision of this Agreement or any Transaction Document, nothing contained in any of the Transaction Documents shall oblige the Security Agent to become a mortgagee in possession or assume the obligations of any other person under the Transaction Documents or take any action which could in its opinion (acting in good faith), be reasonably expected to render it liable to such person unless in each case, it has been indemnified and/or secured (whether by payment in advance or otherwise) to its satisfaction against all liabilities (including any liabilities in respect of applicable environmental or taxation legislation) which it may incur as a consequence of so acting.

7.31	Application of proceeds

7.31.1	All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Transaction Documents or in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law, in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as such), any Receiver or any Delegate;

(b)	in payment or distribution to the Investment Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Transaction Documents in accordance with Clause 3.11 (Partial payments);

(c)	if none of the Obligors is under any further actual or contingent liability under any Transaction Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Obligor; and

(d)	the balance, if any, in payment or distribution to the relevant Obligor.

7.31.2	If any future or contingent liability included in the calculation of the amount due to a Secured Party finally matures, or is settled, for less than the future or contingent amount provided for in the calculation, the relevant Secured Party shall notify the Security Agent of that fact and that Secured Party shall pay to the Security Agent for distribution in accordance with Clause 7.31.1 (Application of proceeds) the amount which is necessary to put the relevant recipients into the position they would have been in (but taking no account of the time cost of money) had the original distribution been made on the basis of the actual as opposed to the future or contingent liability.

7.31.3	If the Security Agent has distributed any moneys or other assets to a Secured Party:

(a)	which the Security Agent received in consequence of holding or enforcing any Transaction Security which is subsequently set aside, avoided or held to be invalid; or

(b)	for application in or towards settlement of any liabilities which are subsequently set aside, avoided or held to be invalid,

then the Secured Party to whom that distribution was made shall on demand refund or retransfer the same to the Security Agent.

7.32	Investment of proceeds

Prior to the application of the proceeds of the Transaction Security in accordance with Clause 7.31 (Application of proceeds) the Security Agent may, at its discretion, hold all or part of those proceeds in one or more profit bearing suspense or impersonal accounts in the name of the Security Agent with any financial institution (including itself) and for so long as the Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent’s discretion in accordance with the provisions of Clause 7.31 (Application of proceeds).

7.33	Currency conversion

7.33.1	For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Liabilities are due with the amount received.

7.33.2	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

7.34	Permitted Deductions

The Security Agent shall be entitled in its discretion (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Security Agent under any of the Transaction Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

7.35	Good discharge

7.35.1	Any distribution or payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Investment Agent on behalf of the Participants and any distribution or payment made in that way shall be a good discharge, to the extent of that payment or distribution, by the Security Agent.

7.35.2	The Security Agent is under no obligation to make payment to the Investment Agent in the same currency as that in which any Unpaid Sum is denominated.

7.36	Amounts received by Obligors

If any of the Obligors receives or recovers any amount which, under the terms of any of the Transaction Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

8	Conduct of business by the Finance Parties

No provision of any Transaction Document will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

9	Fees

The Company shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

10	Costs and expenses

10.1	Transaction expenses

The Company shall promptly on demand pay the Arranger, the Investment Agent and the Security Agent the amount of all actual costs and expenses (including legal fees) reasonably incurred by any of them from time to time (and, in the case of the Security Agent, by any Receiver) in connection with the negotiation, preparation, printing, execution, notarisation, syndication and perfection of the Transaction Documents, including the registration at or with any applicable register or authority of any Transaction Document or of any related transfer or interest in any asset.

10.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or release of, or consent in relation to, any Transaction Document; or

(b)	an amendment is required to any Transaction Document pursuant to Clause 3.15 (Change of currency),

the Company shall, within three Business Days of demand, reimburse each of the Finance Parties for the amount of all actual costs and expenses (including legal fees) reasonably incurred by that Finance Party in responding to, evaluating, negotiating or complying with that request or requirement.

10.3	Enforcement and preservation costs

The Company, within three Business Days of demand, shall pay to each Secured Party the amount of all actual costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Transaction Document and the Transaction Security and any Proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights, or the investigation of any possible Default.

11	Tax gross-up and indemnities; VAT

11.1	Definitions

In this Agreement:

Tax Credit means a credit against, relief from, or remission or repayment of any Tax.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Transaction Document.

Tax Payment means either an increase in a payment made by an Obligor to a Finance Party under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

11.2	Tax gross-up

11.2.1	Each Obligor shall make all payments to be made by it under the Transaction Documents without any Tax Deduction, unless a Tax Deduction is required by law.

11.2.2	The Company shall promptly upon becoming aware that an Obligor has had or will have to make a Tax Deduction (or that there has been or will be any change in the rate at which or the basis on which any Tax Deduction has to be made) notify the Investment Agent accordingly. Similarly, a Participant shall notify the Investment Agent on becoming so aware in respect of a payment payable to that Participant. If the Investment Agent receives such a notification from a Participant it shall notify the Company and the Obligor in question.

11.2.3	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment in respect of which the Tax Deduction is required to be made shall be increased to the amount which (after the Tax Deduction) will leave an amount equal to the payment which would have been due if no Tax Deduction had been required.

11.2.4	If an Obligor is required to make a Tax Deduction, the Obligor shall make the Tax Deduction, and any payment required in connection with the Tax Deduction within the time allowed and in the minimum amount required by law.

11.2.5	Within thirty days of making a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making the Tax Deduction or payment shall deliver to the Investment Agent evidence reasonably satisfactory to that Finance Party that the Tax Deduction or payment has been made.

11.3	Tax indemnity

11.3.1	If any Finance Party is or will be subject to any liability or required to make any payment for or on account of Tax in relation to any sum received or receivable (or any sum deemed for Tax purposes to be received or receivable) under any Transaction Document, the Company shall (within three Business Days of demand by the Investment Agent) pay to that Finance Party the amount determined by that Finance Party in its absolute discretion to be equal to the loss, liability or cost which will be or has been (directly or indirectly) suffered for or on account of Tax by that Finance Party as a result of that liability or payment.

11.3.2	Clause 11.3.1 shall not apply:

(a)	in relation to any Tax assessed on a Finance Party:

(i)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located, in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(b)	to the extent that the liability or requirement is compensated for by an increased payment under Clause 11.2 (Tax gross-up).

11.3.3	A Finance Party making, or intending to make, a claim under Clause 11.3.1 above shall promptly notify the Investment Agent of the event which will give, or has given, rise to the claim, following which the Investment Agent shall notify the Company accordingly.

11.3.4	A Finance Party shall, on receiving a payment from an Obligor under this Clause 11.3, notify the Investment Agent.

11.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; or

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

11.5	Stamp taxes

Each Obligor shall within three Business Days of demand, indemnify each Finance Party, any Receiver and their respective officers and employees against any cost, loss or liability which that Finance Party or its Receiver or any of their respective officers and employees incurs in relation to any stamp duty, registration tax or other similar Tax which is payable in respect of any of the Transaction Documents.

11.6	Value added tax

11.6.1	All amounts expressed to be payable under a Transaction Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 11.6.2 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Transaction Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the-amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

11.62	If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Transaction Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Transaction Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(a)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (a) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(b)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

11.6.3	Where a Transaction Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

12	Other indemnities

12.1	Currency indemnity

12.1.1	If any sum due from an Obligor under the Transaction Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(a)	making or filing a claim or proof against that Obligor; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

12.1.2	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Transaction Documents in a currency or currency unit other than that in which it is expressed to be payable.

12.2	Other indemnities

The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Secured Party and each Secured Party’s officers and employees against any cost, loss or liability incurred by that Secured Party or any of its officers and employees as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Transaction Document on its due date, including any cost, loss or liability arising as a result of Clause 5 (Sharing among the Finance Parties);

(c)	funding, or making arrangements to fund, its participation in the Istisna’ Agreement or the Forward Lease (as applicable) requested by the Company in a Transaction Request but not made by reason of the operation of any one or more of the provisions of a Transaction Document (other than by reason of default or negligence by that Finance Party alone); or

(d)	any amount not being paid early in accordance with a notice of early payment given by the Company.

12.3	Indemnity to the Investment Agent

The Company shall promptly indemnify the Investment and its officers and employees:

(a)	against any cost, loss or liability incurred by the Investment Agent or any of its officers and employees (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default; or

(ii)	entering into or performing any foreign exchange contract for the purposes of Clause 3.15 (Change of currency); or

(iii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iv)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Transaction Documents; and

(b)	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Investment Agent (otherwise than by reason of the Investment Agent’s gross negligence or wilful misconduct) in acting as Investment Agent under the Transaction Documents.

12.4	Indemnity to the Security Agent

12.4.1	Each Obligor shall jointly and severally promptly indemnify the Security Agent and every Receiver and Delegate and their respective officers and employees against any cost, loss or liability incurred by any of them as a result of:

(a)	any failure by the Company to comply with its obligations under Clause 10 (Costs and expenses);

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(c)	the taking, holding, protection or enforcement of the Transaction Security,

(d)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Transaction Documents or by law;

(e)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Transaction Documents; or

(f)	acting as Security Agent and custodian, Receiver or Delegate under the Transaction Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

12.4.2	The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself and its officers and employees out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 12.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

13	Amendments and waivers

13.1	Required consents

13.1.1	Subject to Clauses 13.2 (All Participant matters) and 13.3 (Exceptions), any term of the Transaction Documents may be amended or waived only with the written consent of the Majority Participants and the Company, and any such amendment or waiver shall be binding on all Parties.

13.1.2	The Investment Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 13.

13.1.3	Without prejudice to the generality of Clauses 6.8.3, 6.8.4 and 6.8.5 (Rights and discretion) the Investment Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

13.1.4	Each Obligor agrees to any amendment or waiver permitted by this Clause 8 which is agreed to by the Company.

13.2	All Participant matters

An amendment or waiver or (in the case of a Transaction Security Document) a consent in relation to any term of any Transaction Document that has the effect of changing or which relates to:

(a)	the definition of Majority Participants in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under or in connection with the Transaction Documents;

(c)	a reduction in the amount of any payment, fees or commission payable under or in connection with any Transaction Document;

(d)	a change in the currency of any payment under or in connection with any Transaction Document;

(e)	an increase in or an extension of any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under any Transaction Document;

(f)	an extension of the Availability Period;

(g)	any provision which expressly requires the consent of all the Participants;

(h)	Clauses 2 (Finance Parties’ rights and obligations), 5 (Sharing among the Finance Parties), 16 (Changes to the Participants), this Clause 13, Clause 25 (Governing law) or 26 (Enforcement);

(i)	Clause 16 (General provisions relating to certain notices the cancellation of Commitments) of the Principal Agreement;

(j)	(other than as expressly permitted by the provisions of any Transaction Document) the nature or scope of:

(i)	the Charged Property; or

(ii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

except insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Transaction Document; or

(k)	the release or partial release of any Transaction Security, in each case unless permitted under this Agreement or any other Transaction Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Transaction Document, shall not be made or given without the prior consent of all the Participants.

13.3	Other exceptions

13.3.1	An amendment or waiver which relates to, or would otherwise affect, the rights or obligations of the Arranger, the Investment Agent or the Security Agent (each in its capacity as such) may not be effected without the consent of the Arranger, the Investment Agent, or, as the case may be, the Security Agent.

14	Representations and warranties

The Investment Agent and the Security Agent have entered into this Agreement in reliance on the representations of each Participant and each Obligor set out in this Clause 14, and each Participant and each Obligor warrants to the Investment Agent and the Security Agent on the date of this Agreement that:

(a)	it has entered into the Transaction Documents after having independently reviewed them for the purposes of ensuring their compliance with the Shari’ah and, to the extent it has considered this necessary, with independent advice from advisers specialising in matters of Shari’ah;

(b)	following that review, it is satisfied that the Transaction Documents comply with the Shari’ah;

(c)	it has not relied on any statement, representation or warranty made by or on behalf of the Investment Agent or the Security Agent as to the Shari’ah-compliance of the transactions contemplated by the Transaction Documents or any of them; and

(d)	it does not have any objections, nor will it raise any objections, as to matters of Shari’ah-compliance in respect of or otherwise in relation to any of the provisions of the Transaction Documents.

15	Illegality

If, in any applicable jurisdiction, it becomes unlawful for a Participant to perform any of its obligations as contemplated by this Agreement and the other Transaction Documents or to fund or maintain its Participation:

(a)	the Participant shall promptly notify the Investment Agent upon becoming aware of that event; and

(b)	Clause 14 (Illegality) in the Principal Agreement shall apply.

16	Changes to the Participants

16.1	Assignments and transfers by the Participants

Subject to this Clause 16, a Participant (the Existing Participant) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Transaction Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Participant).

16.2	Conditions of assignment or transfer 16.2.1 An assignment will only be effective on:

(a)	receipt by the Investment Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Participant (in form and substance satisfactory to the Investment Agent) that the New Participant will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Participant; and

(b)	performance by the Investment Agent of all necessary “know your customer” and other similar checks under all applicable laws and regulations in relation to such assignment to a New Participant, the completion of which the Investment Agent shall promptly notify to the Existing Participant and the New Participant.

16.2.2	A transfer will only be effective if the procedure set out in Clause 16.5 (Procedure for transfer) is complied with.

16.2.3	Each New Participant, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Investment Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Participant or Participants in accordance with this Agreement on or prior to the date on which the transfer becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Participant would have been had it remained a Participant.

16.3	Assignment or transfer fee

The New Participant shall, on the date upon which an assignment or transfer takes effect, pay to the Investment Agent (for its own account) a fee of 0.25 percent of the amount assigned or transferred.

16.4	Limitation of responsibility of Existing Participants

16.4.1	Unless expressly agreed to the contrary, an Existing Participant makes no representation or warranty and assumes no responsibility to a New Participant for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(b)	the financial condition of any Obligor;

(c)	the performance and observance by any Obligor of its obligations under the Transaction Documents or any other documents; or

(d)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

16.4.2	Each New Participant confirms to the Existing Participant, the other Finance Parties and the Secured Parties that it:

(a)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of any Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Participant in connection with any Transaction Document or the Transaction Security; and

(b)	will continue to make its own independent appraisal of the creditworthiness of any Obligor and its related entities whilst any amount is or may be outstanding under the Transaction Documents or any Commitment is in force.

16.4.3	Nothing in any Transaction Document obliges an Existing Participant to:

(a)	accept a re-transfer or re-assignment from a New Participant of any of the rights and obligations assigned or transferred under this Clause 16; or

(b)	support any losses directly or indirectly incurred by the New Participant by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

16.5	Procedure for transfer

16.5.1	Subject to the conditions set out in Clause 16.2 (Conditions of assignment or transfer) a transfer is effected in accordance with Clause 16.5.4 when the Investment Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Participant and the New Participant.

16.5.2	The Investment Agent shall, subject to Clause 16.5.3, execute the Transfer Certificate referred to in Clause 16.5.1 as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement.

16.5.3	The Investment Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Participant and the New Participant once it is satisfied it has complied with all necessary “know your customer” or other similar checks under its own internal procedures and all applicable laws and regulations in relation to the transfer to such New Participant.

16.5.4	On the Transfer Date:

(a)	to the extent that in the Transfer Certificate the Existing Participant seeks to transfer by novation its rights and obligations under the Transaction Documents, each of the Obligors and the Existing Participant shall be released from further obligations towards one another under the Transaction Documents and their respective rights against one another under the Transaction Documents shall be cancelled (being the Discharged Rights and Obligations);

(b)	each of the Obligors and the New Participant shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Participant have assumed and/or acquired the same in place of that Obligor and the Existing Participant;

(c)	the Arranger, the investment Agent, the Security Agent, the New Participant and the other Participants shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Participant been an Original Participant with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Arranger, the Investment Agent, the Security Agent and the Existing Participant shall each be released from further obligations to each other under the Transaction Documents; and

(d)	the New Participant shall become a Party as a Participant.

16.6	Procedure for assignment

16.6.1	Subject to the conditions set out in Clause 16.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with Clause 16.6.3 when the Investment Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Participant and the New Participant. The Investment Agent shall, subject to. Clause 16.6.2, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

16.6.2	The Investment Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Participant and the New Participant once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Participant.

16.6.3	On the Transfer Date:

(a)	the Existing Participant will assign absolutely to the New Participant the rights under the Transaction Documents expressed to be the subject of the assignment in the Assignment Agreement;

(b)	the Existing Participant will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Assignment Agreement; and

(c)	the New Participant shall become a Party as a “Participant” and will be bound by obligations equivalent to the Relevant Obligations.

16.6.4	Participants may utilise procedures other than those set out in this Clause 16.6 to assign their rights under the Transaction Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 16.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Participants nor the assumption of equivalent obligations by a New Participant) provided that they comply with the conditions set out in Clause 16.2 (Conditions of assignment or transfer).

16.7	Copy of Transfer Certificate or Assignment Agreement to Company

The Investment Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or Assignment Agreement, send to the Company a copy of that Transfer Certificate or Assignment Agreement.

16.8	Assignments and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Transaction Documents.

17	“Know your customer” checks

17.1	Requests for documentation

If the Investment Agent, the Security Agent or any Participant (or, in the case of paragraph (c) below, any prospective new Participant) is obliged by:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status or shareholders of an Obligor after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Participant of any of its rights and obligations under this Agreement to a party that is not a Participant before such assignment or transfer,

to comply with “know your customer” or similar identification procedures in circumstances here the necessary information is not already available to it, each Obligor shall promptly upon the request of the Investment Agent or any Participant supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Investment Agent (for itself or on behalf of the Security Agent or any Participant) or any Participant (for itself or in the case of the event described in paragraph (c) above, on behalf of any prospective new Participant) in order for the Investment Agent, the Security Agent or such Participant or, in the case of the event described in paragraph (c) above, any prospective new Participant to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Transaction Documents.

17.2	Supply of documentation

Each Participant shall promptly upon the request of the Investment Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Investment Agent (for itself or the Security Agent) in order for the Investment Agent or the Security Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Transaction Documents.

18	Confidentiality

18.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 18.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

18.2	Disclosure of Confidential Information Any Finance Party may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement so to inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Transaction Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Transaction Documents and/or one or more Obligors and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom Clauses 18.2(a) or 18.2(b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Transaction Documents on its behalf (including any person appointed under Clause 6.16.2);

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clauses 18.2(b)(i) or (ii) above, and where such transaction is a securitisation, any person who is a transaction party to such securitisation;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	who is a Party; or

(viii)	with the consent of the Company,

in each case, such Confidential Information as that Finance Party shall consider appropriate.

18.3	Entire agreement

This Clause 18 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Transaction Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

18.4	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

18.5	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to Clause 18.2(b)(v) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 18 (Confidentiality).

19	Mitigation by the Investment Agent and the Participants

19.1	Mitigation

19.1.1	Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 14 (Illegality) of the Principal Agreement, clause 21 (Increased Costs) of the Master Forward Lease Agreement or Clause 11 (Tax gross-up and indemnities; VAT) or including transferring its rights and obligations under the Transaction Documents to another Affiliate or Facility Office.

19.1.2	Clause 19.1.1 does not in any way limit the obligations of any Obligor under the Transaction Documents.

19.2	Limitation of liability

The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party because of steps taken by it under Clause 19.1 (Mitigation).

20	Notices

20.1	Communications in writing

Any communication to be made under or in connection with the Transaction Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

20.2	Addresses

20.2.1	The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Transaction Documents is:

(a)	in the case of each Obligor, the Investment Agent and the Security Agent, that identified with their respective names in Clause 20.2.2; and

(b)	in the case of each Participant, that notified in writing to the Investment Agent on or before the date on which it becomes a Party,

or any substitute address or fax number or department or officer as the Party may notify to the Investment Agent (or the Investment Agent may notify to the other Parties, if a change is made by the Investment Agent) by not less than five Business Days’ notice.

20.2.2	The addresses referred to in Clause 20.2.1 are as follows:

(a)	The Obligors:

Address:	P. O. Box 50170, Fujairah, United Arab Emirates

Attention:

Fax:	02 6333152

(b)	The Investment Agent:

Address:	P. O. Box 40057, Abu Dhabi, United Arab Emirates

Attention:

Fax:	02 6220949

(c)	The Security Agent:

Address:	P. O. Box 40057, Abu Dhabi, United Arab Emirates

Attention:

Fax:	02 6220949

20.3	Delivery

20.3.1	Any communication or document made or delivered by one person to another under or in connection with the Transaction Documents will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter, (i) when it has been left at the relevant address or (ii) two Business Days (or, in the case of airmail, five Business Days) after being deposited in the post postage prepaid (or, as the case may be, airmail postage prepaid), in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause20.2.2 (Addresses) if addressed to that department or officer.

20.3.2	Any communication or document to be made or delivered to the Investment Agent or the Security Agent will be effective only when actually received by the Investment Agent or (as the case may be) the Security Agent and then only if it is expressly marked for the attention of the department or officer identified in Clause 20.2.2 (or any substitute department or officer) as the Investment Agent or (as the case may be) the Security Agent shall specify for this purpose.

20.3.3	All notices under this Agreement from or to any Obligor shall be sent through the Investment Agent.

20.3.4	Any communication or document made or delivered to any Obligor in accordance with this Clause will be deemed to have been made or delivered to that Obligor.

20.3.5	Any communication or document which becomes effective, in accordance with Clauses 20.3.1 to 20.3.4 above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

20.4	Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 20.2.1 (Addresses) or changing its own address or fax number, the Investment Agent shall notify the other Parties.

20.5	Electronic communication

20.5.1	Any communication to be made between any two Parties under or in connection with the Transaction Documents may be made by electronic mail or other electronic means, to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(a)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(b)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

20.5.2	Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Investment Agent or the Security Agent only if it is addressed in such a manner as the Investment Agent or the Security Agent shall specify for this purpose.

20.5.3	Any electronic communication which becomes effective, in accordance with Clause 20.5.2 above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day. For this purpose, the place of receipt of any electronic communication shall be deemed to be the address of the receiving Party under Clause 20.2 (Addresses).

20.6	English language

20.6.1	Any notice given under or in connection with any Transaction Document must be in English

20.6.2	All other documents provided under or in connection with any Transaction Document must be:

(a)	in English; or

(b)	if not in English, and if so required by the Investment Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

21	Calculations and certificates

21.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Transaction Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

21.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Transaction Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

21.3	Day count convention

Any payment, commission or fee accruing under a Transaction Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the relevant interbank market differs, in accordance with that market practice.

22	Partial invalidity

If, at any time, any provision of a Transaction Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

23	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Transaction Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Transaction Documents. No election to affirm any of the Transaction Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Transaction Document are cumulative and not exclusive of any rights or remedies provided by law.

24	Counterparts

Each Transaction Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Transaction Document.

25	Governing law

25.1	English law

This Agreement, its interpretation and all non-contractual obligations arising out of or connected with it shall be governed by, and construed in accordance with, English law.

25.2	Interest

The Parties recognise and agree that the principle of the payment of interest is repugnant to the Shari’ah and accordingly, to the extent that any legal system would (but for the provisions of this Clause) impose (whether by contract or by statute) any obligation to pay interest, the Parties hereby irrevocably and unconditionally expressly agree to pay any amounts of interest that they receive to charity as designated by the Shari’ah Fatwa and Supervisory Board of the Investment Agent.

26	Enforcement

26.1	Jurisdiction

26.1.1	Subject to Clause 26.1.2, the Parties submit, and waive any objection, to the exclusive jurisdiction of the courts of the Dubai International Financial Centre, Emirate of Dubai, United Arab Emirates to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute). The Parties agree that the courts of the Dubai International Financial Centre, Emirate of Dubai, United Arab Emirates are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

26.1.2	This Clause 26.1 is for the benefit of the Finance Parties only. No Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

26.2	State Immunity

26.2.1	Each Party acknowledges and agrees, to the extent relevant, that its execution, performance and delivery of this Agreement shall constitute a private commercial transaction entered into entirely in its commercial capacity.

26.2.2	To the extent that any Party may in any jurisdiction claim for itself or its assets immunity from legal proceedings, and to the extent that in any jurisdiction there may be attributed to any Party or its assets such immunity (whether claimed or not), that Party irrevocably and unconditionally and to the full extent permitted by the laws of the Relevant Jurisdiction:

(a)	agrees not to claim such immunity;

(b)	waives any such immunity which it or its assets now has or may in future acquire; and

(c)	consents, in any legal proceedings arising out of or in connection with this Agreement, to the giving of relief by enforcement, execution (including the arrest, detention or sale of any state property) or attachment (whether before judgment, in aid of execution, or otherwise) against any of its assets.

26.2.3	In relation to any legal proceedings that may be taken immunity shall have effect under, and be construed in Act 1978.

26.2.4	For the purposes of this Clause:

legal proceedings includes any service of process, suit, judgment, execution, attachment (whether before judgment, in aid of execution, or otherwise), arbitral proceedings or other dispute resolution mechanisms; and

asset includes any asset not used solely for commercial purposes.

This Agreement is entered into by the Parties on the date stated at the beginning of this Agreement.

Execution Page of Investment Agency Agreement

The Investment Agent

Signed by	)	/s/ Aqeel Bughio
	)	Sector Head – Corporate
duly authorised in accordance with the	)
laws of Abu Dhabi, United Arab Emirates for	)
and on behalf of National Bank of Abu	)	/s Omar Katri
Dhabi PJSC – Islamic Banking Division in	)	Sector Head - Commercial
the presence of:	)

Signature of witness	)

Name of witness:

Address of witness:

The Arranger

Signed by	)	Aqeel Bughio
	)	Sector Head – Corporate
duly authorised in accordance with the	)
laws of Abu Dhabi, United Arab Emirates for	)	Omar Katri
and on behalf of National Bank of Abu	)	Sector Head - Commercial
Dhabi PJSC – Islamic Banking Division in	)
the presence of:	)

Signature of witness	)

Name of witness:

Address of witness:

Execution Page of Investment Agency Agreement

The Security Agent

Signed by	)	/s/ Aqeel Bughio
)
duly authorised in accordance with the	)
laws of Abu Dhabi, United Arab Emirates for	)	/s/ Omar Katri
and on behalf of National Bank of Abu	)
Dhabi PJSC – Islamic Banking Division in	)
the presence of:	)

Signature of witness	)

Name of witness:

Address of witness:

The Participant

Signed by	)	/s/ Aqeel Bughio
)
duly authorised in accordance with the	)
laws of Abu Dhabi, United Arab Emirates for	)	/s/ Omar Katri
and on behalf of National Bank of Abu	)
Dhabi PJSC – Islamic Banking Division in	)
the presence of:	)

Signature of witness	)

Name of witness:

Address of witness:

Execution Page of Investment Agency Agreement

The Obligors

The Company

Signed by	)

duly authorised in accordance with the	)
laws of Fujairah Free Zone, United Arab	)
Emirates for and on behalf of Brooge	)
Petroleum and Gas Investment Company	)
FZC in the presence of:	)

Signature of witness	)

Name of witness:

Address of witness:

Obligor

Signed by	)
)
duly authorised in accordance with the	)
laws of Fujairah Free Zone, United Arab	)
Emirates for and on behalf of Emirates	)
Investment Company LLC FZC in the	)
presence of:	)

Signature of witness	)

Name of witness:

Address of witness:

Execution Page of Investment Agency Agreement

Obligor

Signed by	)
)
duly authorised in accordance with the	)
laws of Abu Dhabi, United Arab Emirates for	)
and on behalf Al Brooge Capital Providing	)
for Oil and Gas LLC in the presence of:	)

Signature of witness	)

Name of witness:

Address of witness: